Exhibit 99.3

FOR IMMEDIATE RELEASE

Press Release AIG 175 Water Street New York, NY 10038 www.aig.com

Contacts:
Sabra Purtill (Investors): sabra.purtill@aig.com

Shelley Singh (Investors): shelley.singh@aig.com

Claire Talcott (Media): claire.talcott@aig.com

AIG Board of Directors Declares Common Stock Dividend and Series A Preferred Stock Dividend

NEW YORK, August 3, 2020 -- American International Group, Inc. (NYSE: AIG) today announced that its Board of Directors declared a quarterly cash dividend of $0.32 per share on AIG Common Stock, par value $2.50 per share. The dividend is payable on September 30, 2020 to stockholders of record at the close of business on September 17, 2020.

The Board also declared a quarterly cash dividend of $365.625 per share on AIG Series A 5.85% Non-Cumulative Perpetual Preferred Stock, with a liquidation preference of $25,000 per share, which are represented by depositary shares (NYSE: AIG PRA), each representing a 1/1,000th interest in a share of preferred stock. Holders of depositary shares will receive $0.365625 per depositary share. The dividend is payable on September 15, 2020 to holders of record at the close of business on August 31, 2020.

The common stock dividend will result in an adjustment to the exercise price of the outstanding Warrants (CUSIP number 026874156) and an adjustment to the number of shares of AIG Common Stock receivable upon Warrant exercise. The exact adjustments, determined by a formula set forth in the Warrant Agreement, will become calculable on or around September 15, 2020. Once the adjustments are determined, AIG will announce the actual adjustment to the Warrant exercise price and shares receivable. Further information on the Warrants and the adjustments is available in the Investors section of AIG’s website.

# # #

FOR IMMEDIATE RELEASE

Certain statements in this press release constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

# # #

American International Group, Inc. (AIG) is a leading global insurance organization. AIG member companies provide a wide range of property casualty insurance, life insurance, retirement solutions, and other financial services to customers in more than 80 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance www.twitter.com/AIGinsurance | LinkedIn: www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries and jurisdictions, and coverage is subject to underwriting requirements and actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.